EXHIBIT 11.1

                         PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                      (In 000's except per share amounts)


                                                                              Six Months Ended June 30,
                                                                                       1995      1994
PRIMARY EARNINGS PER SHARE:


Computation for Statement of Income
Earnings:
Income applicable to common shares (a) ............................................   $ 3,092   $ 1,741

Shares:
Weighted average shares outstanding, (net of 747 shares of treasury stock)
  disregarding exercise of options or conversion of preferred stock ...............    17,165    11,377
Assumed dilutive conversion of preferred stock ....................................       198       215
Assumed exercise of options and warrants based on the modified treasury stock
  method using average market price ...............................................     1,792     1,072
Weighted average number of shares, as adjusted ....................................    19,155    12,664

Earnings per share (a) ............................................................   $   .16   $   .14

FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a) ............................................   $ 3,092   $ 1,741
Add: Dividends on assumed conversion of preferred stock ...........................       110        29
     Interest on assumed conversion of subordinated debentures,
     net of tax (b) ...............................................................      --          24
Net income, as adjusted ...........................................................   $ 3,202   $ 1,794

Shares:
Weighted average shares outstanding, (net of 747 shares of treasury stock)
  disregarding exercise of options or conversion of preferred stock or subordinated
  debentures ......................................................................    17,165    11,377
Assumed dilutive conversion of preferred stock ....................................     1,500       577
Assumed dilutive conversion of subordinated debentures ............................      --         529
Assumed exercise of options and warrants based on the modified treasury stock
  method using closing market price if higher than average market price ...........     2,373     1,072
Weighted average number of shares, as adjusted ....................................    21,038    13,555

Earnings per share (a) ............................................................   $   .15   $   .13



     (a) These amounts agree with the related amounts in the statements of income.
     (b) Adjustments to income have been shown net of tax effects calculated at the Company's effective tax rate.

                                  EXHIBIT 11.1
                                  (continued)

                         PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                      (In 000's except per share amounts)


                                                                             Three Months Ended June 30,
                                                                                        1995       1994
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a) ............................................   $ 1,818   $   872

Shares:
Weighted average shares outstanding, (net of 747 shares of treasury stock)
  disregarding exercise of options or conversion of preferred stock ...............    19,247    11,499
Assumed dilutive conversion of preferred stock ....................................       191       214
Assumed exercise of options and warrants based on the modified treasury stock
  method using average market price ...............................................     1,846       956
Weighted average number of shares, as adjusted ....................................    21,284    12,669

Earnings per share (a) ............................................................   $   .09   $   .07

FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a) ............................................   $ 1,818   $   872
Add:    Dividends on assumed conversion of preferred stock ........................         -        29
        Interest on assumed conversion of subordinated debentures,
        net of tax (b) ............................................................         -        16
Net income, as adjusted ...........................................................   $ 1,818   $   917

Shares:
Weighted average shares outstanding, (net of 747 shares of treasury stock)
  disregarding exercise of options or conversion of preferred stock or subordinated
  debentures ......................................................................    19,247    11,499
Assumed dilutive conversion of preferred stock ....................................       191       935
Assumed dilutive conversion of subordinated debentures ............................         -       529
Assumed exercise of options and warrants based on the modified treasury stock
  method using closing market price if higher than average market price ...........     1,928       956
Weighted average number of shares, as adjusted ....................................    21,366    13,919

Earnings per share (a) ............................................................   $   .09   $   .07




     (a) These amounts agree with the related amounts in the statements of income.

     (b) Adjustments to income have been shown net of tax effects calculated at the Company's effective tax rate.